UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2013

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On September 2, 2013, Verizon Communications Inc. (“Verizon”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Vodafone Group Plc (“Vodafone”) and Vodafone 4 Limited (“Seller”), pursuant to which Verizon agreed to acquire Vodafone’s indirect 45% interest in Cellco Partnership d/b/a Verizon Wireless (the “Partnership,” and such interest, the “Vodafone Interest”). The Partnership is a joint venture between Verizon and Vodafone formed in April 2000 by the combination of the U.S. wireless operations and interests of Verizon and Vodafone.

Pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement, Verizon will acquire (the “Wireless Transaction”) from Seller all of the issued and outstanding capital stock (the “Transferred Shares”) of Vodafone Americas Finance 1 Inc., a subsidiary of Vodafone (“VF1 Inc”), which indirectly through certain subsidiaries (together with VF1 Inc, the “Sold Entities”) owns the Vodafone Interest. In consideration for the Transferred Shares, Verizon has agreed to, upon completion of the Wireless Transaction, (i) pay approximately $58.89 billion in cash (the “Cash Consideration”), (ii) issue approximately $60.15 billion of Verizon’s common stock, par value $0.10 per share (the “Stock Consideration”), (iii) issue senior unsecured Verizon notes in an aggregate principal amount of $5.0 billion (the “Verizon Notes”), (iv) transfer Verizon’s indirectly owned 23.1% interest in Vodafone Omnitel N.V. (“Omnitel,” and such interest, the “Omnitel Interest”), valued at $3.5 billion and (v) provide other consideration of approximately $2.5 billion. The exact number of shares of Verizon’s common stock to be issued in the Wireless Transaction will be determined prior to the closing of the Wireless Transaction based on the volume-weighted average trading prices of such shares during the 20 trading days ending on the third business day prior to the closing, except that the price used for this purpose will not be less than $47.00 or more than $51.00 per share. In addition, Verizon has the right to increase the cash portion of the purchase price (and correspondingly reduce the stock portion of the purchase price) by up to $15 billion in certain circumstances. All of the Stock Consideration will be issued directly or distributed to the Vodafone ordinary shareholders.

The Stock Purchase Agreement provides that the parties will seek to implement the Wireless Transaction by means of a scheme of arrangement under the laws of England and Wales (the “Scheme”), which requires the approval of holders of 75% of the Vodafone ordinary shares voting on the scheme of arrangement and a majority in number of the holders of record of Vodafone ordinary shares voting on the scheme of arrangement. If Vodafone shareholder approval of the Scheme is not obtained or other specified conditions relating to the Scheme are not satisfied or waived, or if the Scheme lapses in accordance with its terms or is withdrawn, Vodafone and Verizon have agreed, subject to the terms and conditions of the Stock Purchase Agreement, to implement the Wireless Transaction by means of a purchase and sale of the Transferred Shares (the “Share Purchase”).

Each of Verizon and Vodafone has made representations, warranties and covenants with respect to itself and the Wireless Transaction and, in the case of Vodafone, with respect to the Vodafone Interest and the Sold Entities. The Stock Purchase Agreement also provides that each of Verizon and Vodafone will indemnify the other for certain losses, subject to the limits set forth therein. The closing of the Wireless Transaction is subject to the satisfaction or waiver of certain conditions, including, among others, approval by the Federal Communications Commission and approval by the shareholders of Verizon and Vodafone. The Stock Purchase Agreement contains certain termination rights for each of Verizon and Vodafone, which if exercised give rise to termination fees or expense reimbursement obligations in specified circumstances.

Omnitel Transaction

Verizon and Vodafone have agreed to implement the transfer of the Omnitel Interest (the “Omnitel Transaction”) by a subsidiary of Verizon to a subsidiary of Vodafone (the “Purchaser”) in connection with the Wireless Transaction pursuant to a separate share purchase agreement. The completion of the Wireless Transaction is a condition to the completion of the Omnitel Transaction. However, completion of the Omnitel Transaction is not a condition to the completion of the Wireless Transaction. If the Omnitel Transaction does not close concurrently with the Wireless Transaction, Verizon has agreed to issue a note to Seller in the amount of $3.5 billion, which note will be surrendered to the Verizon subsidiary upon completion of the Omnitel Transaction in payment for the Omnitel Interest. Either party may terminate the Omnitel share purchase agreement if the Omnitel Transaction has not been consummated by the second anniversary of the completion of the Wireless Transaction. The Omnitel Note would mature upon such termination and may be settled in cash, Verizon common stock or a combination thereof, at Verizon’s election.

Verizon Notes

The Stock Purchase Agreement provides that the Verizon Notes will be issued pursuant to Verizon’s existing indenture dated as of December 1, 2000, as amended, and that the Verizon Notes will: (i) consist of senior unsecured notes in an aggregate principal amount of $5 billion in two separate series, with $2.5 billion due on the eighth anniversary of the closing of the Wireless Transaction and $2.5 billion due on the eleventh anniversary of the closing of the Wireless Transaction and (ii) bear interest at a floating annual rate equal to three-month LIBOR, plus an agreed margin, which rate will be reset quarterly, with interest payable quarterly in arrears, beginning three months after closing of the Wireless Transaction. Verizon and Vodafone have also agreed that, beginning two years after the closing of the Wireless Transaction, Verizon may redeem all or any portion of the outstanding Verizon Notes held by Vodafone or any of its affiliates for a redemption price of 100% of the principal amount plus accrued and unpaid interest. The Verizon Notes may be transferred by Vodafone to third parties in specified amounts during specified periods, commencing January 1, 2017. Verizon Notes held by third parties will not be redeemable.

Bridge Credit Agreement

On September 2, 2013 (the “Effective Date”), Verizon entered into a $61.0 billion Bridge Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (“JPM”), and the lenders named therein. The Credit Agreement provides Verizon with the ability to borrow up to $61.0 billion to finance, in part, Verizon’s acquisition of the Vodafone Interest in the Partnership and to pay related fees and expenses. The loans under the Credit Agreement are available during the period (the “Availability Period”) beginning on the Effective Date and ending on the earliest of (i) September 2, 2014, (ii) the date immediately following the consummation of the Wireless Transaction, (iii) the termination of the Stock Purchase Agreement and (iv) the termination in full of the commitments pursuant to the Credit Agreement. The availability of the loans under the Credit Agreement, which have not yet been funded, is subject to the satisfaction (or waiver) of the conditions set forth therein. The date on which such conditions are satisfied (or waived in accordance with the Credit Agreement) in connection with the consummation of the Wireless Transaction is the “Funding Date.” The loans under the Credit Agreement are to be made in a single borrowing on the Funding Date and will mature and be payable in full on the date that is 364 days after the Funding Date unless extended pursuant to the terms of the Credit Agreement.

Certain of the lenders under the Credit Agreement and their affiliates have performed commercial banking, investment banking or advisory services for Verizon from time to time for which they have received customary fees and reimbursement of expenses. These lenders and their affiliates may, from time to time, engage in transactions with and perform services for Verizon in the ordinary course of our business for which they may receive customary fees and reimbursement of expenses. In addition, some of the lenders under the Credit Agreement are lenders, and in some cases agents or managers for the lenders, under other debt facilities through which Verizon may obtain funding.

Interest Rate and Fees

The loans under the Credit Agreement will bear interest at a rate equal to, at the option of Verizon, (i) the base rate (defined as the greater of the rate JPM announces publicly as its “prime rate” or the federal funds rate plus 0.50%, subject to a floor of LIBOR plus 1.00%) or (ii) LIBOR, in each case plus a margin to be determined by reference to Verizon’s credit ratings and ranging from 0.25% to 1.00% in the case of base rate loans and 1.25% to 2.00% in the case of LIBOR loans. Additional margin is added to the loan over time in increments and on dates specified in the Credit Agreement.

Verizon will pay duration fees based on the outstanding principal amount of the loans in amounts and on dates specified in the Credit Agreement. In addition, Verizon will pay a commitment fee on the daily actual unused commitment of each lender for the period from and including the Effective Date through the last day of the Availability Period. This fee accrues at a rate equal to 0.10% per annum.

Prepayments

The Credit Agreement requires Verizon to reduce unused commitments and prepay the loans with 100% of the net cash proceeds received from specified asset sales, issuances or sales of equity and incurrences of borrowed money indebtedness, subject to certain exceptions.

Covenants and Events of Default

The Credit Agreement contains certain negative covenants, including a negative pledge covenant, a merger or similar transaction covenant and an accounting changes covenant, and affirmative covenants and events of default that are customary for companies maintaining an investment grade credit rating. An event of default may result in the termination of any unused commitments or the acceleration of any outstanding loans under the Credit Agreement, as applicable. In addition, the Credit Agreement requires Verizon to maintain a Leverage Ratio (as such term is defined in the Credit Agreement) not in excess of 3.50:1.00, until Verizon’s credit ratings reach a certain level.

The foregoing description of the Stock Purchase Agreement and the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement and the Credit Agreement, respectively, which are attached hereto as Exhibits 2.1 and 10.1, respectively, which are incorporated herein by reference.

The Stock Purchase Agreement and the Credit Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information, or provide any other factual information, about Verizon or the Partnership or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in each of the Stock Purchase Agreement and the Credit Agreement are made only for purposes of such agreement and are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Verizon or the Partnership or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement or the Credit Agreement, as applicable, which subsequent information may or may not be fully reflected in Verizon’s public disclosures or public disclosures concerning the Partnership.

Item 7.01.	Regulation FD Disclosure.

On September 2, 2013, Verizon issued a press release announcing the Wireless Transaction. The press release is furnished hereto as Exhibit 99.1. The press release contains a reference to Wireless Segment EBITDA service margin, which is a non-GAAP measure and does not purport to be an alternative to GAAP items as a measure of operating performance. Management believes that this measure is useful to investors and other users of Verizon’s financial information in evaluating operating profitability on a more various cost basis, as it excludes depreciation and amortization expenses related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to Verizon’s competitors. Wireless Segment EBITDA service margin is calculated by dividing Wireless Segment EBITDA (calculated by adding back depreciation and amortization expenses to Wireless Segment Operating Income) by Wireless service revenues. Wireless Segment EBITDA service margin utilizes service revenues rather than total revenues in order to capture the impact of providing service to the wireless customer base on an ongoing basis. Service revenues primarily exclude equipment revenues (as well as other non-service revenues). A reconciliation of this non-GAAP measure is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01, including the information in Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Unaudited pro forma condensed consolidated financial information of Verizon, giving effect to the Wireless Transaction and related financing, and the notes related thereto, are attached hereto as Exhibit 99.3 and are incorporated herein by reference. The unaudited pro forma condensed consolidated financial information of Verizon includes: (i) unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2013, (ii) unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 and (iii) unaudited pro forma condensed consolidated balance sheet as of June 30, 2013. The unaudited pro forma condensed consolidated financial information is presented for informational and illustrative purposes only and should be read in conjunction with Verizon’s historical condensed consolidated financial information.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of September 2, 2013, by and among Verizon Communications Inc., Vodafone Group Plc and Vodafone 4 Limited.

10.1	Bridge Credit Agreement, dated as of September 2, 2013, by and among Verizon Communications Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated September 2, 2013.

99.2	Reconciliation of Wireless Segment EBITDA Service Margin.

99.3	Unaudited Condensed Consolidated Pro Forma Financial Statements.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

ADVERTISEMENT

This communication is deemed an advertisement for the purposes of the U.K. prospectus rules and is not a prospectus or a prospectus equivalent document. Any decision to subscribe for, purchase, otherwise acquire, sell or otherwise dispose of any Verizon Communications Inc. shares must be made only on the basis of the information contained in and incorporated by reference into the prospectus expected to be published by Verizon in connection with the proposed transaction. Copies of the prospectus will be available from Verizon’s registered offices and on Verizon’s website at www.verizon.com/investor.

FORWARD-LOOKING STATEMENTS

This communication contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction or events giving rise to termination the transaction agreement; adverse conditions in the U.S. and international economies; competition in our markets; material changes in available technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or significant litigation and any resulting financial impact not covered by insurance; significantly increased levels of indebtedness as a result of the proposed transaction; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of financing; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could affect earnings; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies. The foregoing list of factors is not exhaustive and there can be no assurance that the proposed transaction will in fact be consummated. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Verizon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission (the “SEC”) and those described in Vodafone’s Annual Reports, Reports of Foreign Private Issuer and other documents filed from time to time with the SEC. Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an exemption from the registration requirements thereof.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Verizon Communications Inc. will file with the SEC a registration statement on Form S-4 containing a prospectus with respect to the Verizon securities to be offered in the proposed transaction (the “prospectus”) and a proxy statement (the “proxy statement”) with respect to the special meeting of the Verizon shareholders in connection with the proposed transaction. VODAFONE SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROSPECTUS AND VERIZON SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT, EACH TOGETHER WITH OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the pro-

spectus, the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the prospectus, the proxy statement and other documents filed with the SEC by Verizon by contacting Verizon’s Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, New York 10007. These materials are also available on Verizon’s website, at www.verizon.com/investor.

PARTICIPANTS IN THE SOLICITATION

Verizon, Vodafone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verizon in respect of the proposed transactions contemplated by proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Verizon in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding Verizon’s directors and executive officers is contained in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Proxy Statement on Schedule 14A, dated March 18, 2013, which are filed with the SEC. Information regarding Vodafone’s directors and executive officers is contained in Vodafone’s Annual Report on Form 20-F for the year ended December 31, 2012, which is filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2013	/s/ William L. Horton, Jr.
	Name:	William L. Horton, Jr.
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of September 2, 2013, by and among Verizon Communications Inc., Vodafone Group Plc and Vodafone 4 Limited.

10.1	Bridge Credit Agreement, dated as of September 2, 2013, by and among Verizon Communications Inc., J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated September 2, 2013.

99.2	Reconciliation of Wireless Segment EBITDA Service Margin.

99.3	Unaudited Condensed Consolidated Pro Forma Financial Statements.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.